UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors of ACI Worldwide, Inc. (the “Company”) granted awards of performance-based restricted shares (“Performance-Based Restricted Shares”) to certain employees in order to deliver competitive compensation tied to Company performance. The Performance-Based Restricted Shares were granted using the Company’s form of Performance-Based Restricted Share Agreement, attached hereto as Exhibit 10.1, which the Compensation Committee approved on June 9, 2015.

Each of the following named executive officers was granted the number of Performance-Based Restricted Shares reflected in the following table:

Name	Number of Target Performance-Based Restricted Shares (assumes 100% attainment of performance goals)
Philip G. Heasley, President and Chief Executive Officer	130,053
Scott W. Behrens, Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer	43,350
Daniel Frate, Group President, Strategic Products & Global Markets	43,350
Carolyn Homberger, Group President, Customer Management and Maintenance	8,236
Apratim Purakayastha, Group President, ACI On-Demand	8,236

One-third of the Performance-Based Restricted Shares are subject to the Company achieving performance goals related to earnings before interest, taxes, depreciation and amortization (“EBITDA”) in fiscal 2015, and two-thirds of the Performance-Based Restricted Shares are subject to the Company achieving performance goals related to EBITDA in fiscal 2016. The Performance-Based Restricted Shares are also contingent upon continued employment, generally vesting ratably over a three-year period.

The Performance-Based Restricted Shares will generally vest only if the applicable EBITDA threshold performance goal for the applicable period is met or exceeded. If the Company achieves the applicable EBITDA threshold performance level for the applicable period, then the Performance-Based Restricted Shares will vest based on a performance matrix that provides 75% of the Performance-Based Restricted Shares for the applicable period vest for threshold performance, 100% of the awarded Performance-Based Restricted Shares for the applicable period vest for target performance and 150% of the Performance-Based Restricted Shares for the applicable period vest for performance at or above the maximum level. If the Company’s EBITDA performance goals fall between the specified percentage ranges set forth in the performance matrix, the Compensation Committee will determine the vesting percentage and the number of vested shares by mathematical interpolation, rounded to the nearest whole share.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of stockholders on June 8, 2015. At the annual meeting, the stockholders voted on the following three proposals, which are further described in the 2015 proxy statement.

Proposal 1: The stockholders elected each of the following eight nominees to the Board of Directors to hold office until the 2016 annual meeting of stockholders.

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Philip G. Heasley	104,577,716	2,389,643	3,935,822
James C. McGroddy	105,100,740	1,846,619	3,935,822
Charles E. Peters, Jr.	105,027,638	1,919,720	3,935,823
David A. Poe	105,113,445	1,824,752	3,944,984
Adalio T. Sanchez	105,025,662	1,912,535	3,944,984
John M. Shay, Jr.	105,111,429	1,826,768	3,944,984
Jan H. Suwinski	105,100,425	1,837,722	3,944,984
Thomas W. Warsop III	105,031,461	1,906,736	3,944,984

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions
110,546,017	49,629	287,535

Proposal 3: The stockholders approved, on an advisory basis, the named executive officer compensation as described in the 2015 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,572,124	5,164,959	1,201,114	3,944,984

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of 2015 Performance-Based Restricted Shares Agreement under the Company’s 2005 Equity and Performance Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: June 12, 2015	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of 2015 Performance-Based Restricted Shares Agreement under the Company’s 2005 Equity and Performance Incentive Plan, as amended.